UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2006

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Executive Officer Agreements

On March 21, 2006, the Company entered into an Indemnification Agreement and an Executive Change of Control Agreement with Wayne F. Robbins in connection with Mr. Robbins’ recent appointment as Group Vice President—Circor Instrumentation Technologies. The Indemnification Agreement is identical to the form of Indemnification Agreement previously entered into between the Company and each of its directors and executive officers. A copy of this Indemnification Agreement is attached hereto as Exhibit 10.1. Under the Executive Change of Control Agreement, if a “change in control” (as defined in the Agreement) occurs and Mr. Robbins’ employment is terminated by the Company without cause or by Mr. Robbins with good reason within twelve months of such change in control, Mr. Robbins will receive a lump sum amount in cash equal to one times the sum of his then current base salary and highest bonus during the three preceding fiscal years, all of his stock options and stock-based awards will become immediately exercisable, he will be fully vested in any accrued benefit under the supplemental executive retirement plan and the Company will pay health insurance premiums for Mr. Robbins and his family for one year. A copy of the Executive Change of Control Agreement is attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Indemnification Agreement with Wayne F. Robbins

10.2	Executive Change of Control Agreement with Wayne F. Robbins

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 24, 2006	CIRCOR INTERNATIONAL, INC.

/S/ Kenneth W. Smith
By: Kenneth W. Smith
Senior Vice President, Chief Financial Officer and Treasurer

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